Exhibit 1

				 SCHEDULE 13G
                            JOINT FILING AGREEMENT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.


Dated:  May 10, 2012



					FPR Partners, LLC

					/s/ Stephen D. Lane
               				-------------------------------------
        	       			Name: Stephen D. Lane
		       			Title: Chief Financial Officer


               				BART Partners, LLC

               				/s/ Stephen D. Lane
               				-------------------------------------
               				Name: Stephen D. Lane
	       				Title: Chief Financial Officer